EXHIBIT 99.2
EXECUTION VERSION
SHARE LENDING AGREEMENT
Dated as of August 18, 2010
Among
MANNKIND CORPORATION (“Lender”),
and
BANK OF AMERICA, N.A. (“Borrower”).
     This Share Lending Agreement (this “Agreement”) sets forth the terms and conditions under which Borrower may borrow from Lender shares of Lender’s Common Stock.
     The parties hereto agree as follows:
     Section 1. Certain Definitions. The following capitalized terms shall have the following meanings:
     “Borrowing Notice” means a written notice from Borrower to Lender specifying the number of Loaned Shares (not to exceed the Maximum Number of Shares) and the date and time for the commencement of the Loan, which time and date shall not be earlier than 9:00 a.m. New York City on the second Business Day following receipt by Lender of the Borrowing Notice, and shall not be later than 9:00 a.m. on the Closing Date.
     “Business Day” means a day on which (i) regular trading occurs in the principal trading market for the Common Stock and (ii) the Clearing Organization is open.
     “Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.
     “Clearing Organization” means The Depository Trust Company, or, if agreed to by Borrower and Lender, a Securities Intermediary at which Borrower and Lender both maintain accounts.
     “Closing Date” means the closing date of the initial issuance of the Convertible Notes.
     “Common Stock” means shares of Common Stock, par value $0.01 per share, of Lender; provided that, if the Common Stock shall be exchanged or converted into any stock, other securities or other property or assets or any combination thereof (excluding cash) (the “Reference Property”) as the result of (a) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination of the Common Stock), (b) any consolidation, merger or combination involving Lender, (c) any sale, conveyance or lease to another corporation of all or substantially all of Lender’s property and assets or (d) any statutory share exchange (any of clauses (a), (b), (c) or (d), a “Merger Event”), then, effective upon the effectiveness of such transaction, one share of Common Stock shall be deemed to be the amount and type of such Reference Property received in exchange for or upon conversion of one share of Common Stock (including any share as reclassified). For purposes of the foregoing, where a share of Common Stock may be converted or exchanged into more than a single type of Reference Property based upon any form of stockholder election, such consideration will be deemed to be the weighted average of the types and amounts of Reference Property received by the holders of the Common Stock that affirmatively make such an election.
     “Convertible Notes” means the $100,000,000 aggregate principal amount of 5.75% Senior Convertible Notes due 2015 issued by Lender, or up to $115,000,000 aggregate principal amount to the extent the option to purchase additional Convertible Notes is exercised in full as set forth in the underwriting agreement relating to the Convertible Notes.
     “Disrupted Day” means any Business Day on which any of the following occurs: (i) any suspension of or limitation imposed on trading relating to the Common Stock or futures or options contracts relating to the Common Stock by the principal U.S. exchange on which the Common Stock is traded, or any exchange or quotation system where trading has a material effect on the overall market for such futures or options contracts, (ii) any event that disrupts or impairs (as determined by Borrower in its commercially reasonable judgment) the ability of market participants in general to effect transactions in or obtain market values for the Common Stock or any such futures or options contracts, or (iii) the closure on any Business Day of any such exchange or quotation system prior to its scheduled closing time.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Lender’s Designated Account” means the securities account of Lender maintained on the books of Borrower, as Securities Intermediary (account number 6ZJ-10064), established simultaneously with the execution of this Agreement.
     “Loaned Shares” means shares of Common Stock initially transferred to Borrower pursuant to Section 2; provided that upon the termination of any portion of the Loan, the number of Loaned Shares shall be reduced by the number of Loaned Shares transferred by Borrower to Lender; provided further that in respect of any such share of Common Stock initially transferred to Borrower by Lender and subsequently transferred by Borrower to another transferee, “Loaned Shares” means an equivalent number of shares of identical Common Stock. If, as a result of a stock split (excluding, for the avoidance of doubt, any share dividend) or reverse stock split, the number of outstanding shares of Common Stock is increased or decreased, then the number of Loaned Shares shall be proportionately increased or decreased, as the case may be. If, pursuant to the definition of Common Stock, a share of Common Stock is deemed to be stock, other securities or other property or assets as specified therein, then each Loaned Share shall correspondingly change to include Reference Property. For purposes of return of Loaned Shares by Borrower pursuant to Section 4 or purchase or sale of securities pursuant to Section 10, such term shall mean securities of the same issuer, class and quantity as the Loaned Shares as adjusted pursuant to the two preceding sentences.
     “Maximum Number of Shares” means 9,000,000 shares of Common Stock.
     “Relevant Price” on any Business Day means, with respect to the Common Stock, the dollar volume weighted average price per share of Common Stock for such Business Day based on transactions executed during such Business Day, as reported on Bloomberg Screen “MNKD.UQ <Equity> VAP <Go>.” (or any successor thereto); or, in the event such price is not so reported on such Business Day for any reason, as reasonably determined by the Borrower.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Intermediary” means a “securities intermediary” as defined by Section 8-102(a)(14) of the UCC.
     “UCC” means the Uniform Commercial Code, as in effect in the State of New York, as in effect from time to time. Any reference to particular sections of the UCC shall be deemed to embrace successor renumbered provisions thereof.
     Section 2. Loan of Shares; Transfers of Loaned Shares.
     (a) Subject to the terms and conditions of this Agreement, Lender hereby agrees to make available for borrowing by Borrower, on or prior to the closing date of the initial issuance of Convertible Notes (the “Closing Date”), a number of shares of Common Stock up to the Maximum Number of Shares.
     (b) Subject to the terms and conditions of this Agreement, Borrower may by delivery of a Borrowing Notice to Lender on or prior to the Closing Date, seek to initiate a transaction in which Lender will lend shares of Common Stock to Borrower through the issuance by Lender of such Loaned Shares to Borrower upon the terms, and subject to the conditions, set forth in this Agreement (such issuance and loan, the “Loan”). The Loan shall be confirmed by a schedule and receipt listing the Loaned Shares provided by Lender to Borrower (the “Confirmation”). Such Confirmation shall constitute conclusive evidence with respect to the Loan, including the number of shares of Common Stock that are the subject of the Loan.
     (c) Notwithstanding anything to the contrary in this Agreement, Borrower shall not be permitted to borrow or have any right to take delivery of, or otherwise receive or be deemed to have received, any shares of Common Stock hereunder to the extent (but only to the extent) that after such receipt of such Common Stock (i) the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of Common Stock by Borrower or any affiliate of Borrower or other person subject to aggregation with Borrower under such Section 13(d) and such rules (Borrower and any such affiliate or other person, collectively, “Borrower Group”) would exceed 4.5%, as determined by Borrower in its sole discretion, (ii) Borrower would be subject to Section 16(b) of the Exchange Act, (iii) Borrower or any “affiliate” or “associate” of Borrower would be an “interested stockholder” of Lender, as all such terms are defined in Section 203 of the Delaware General Corporation Law or (iv) Borrower, Borrower Group (as defined below) or any person whose ownership position would be aggregated with Borrower or Borrower Group (Borrower, Borrower Group or any such person, a “Borrower Person”) under any federal, state or local laws, regulations or regulatory orders applicable to ownership of Common Stock (“Applicable Laws”), owns, beneficially owns, constructively owns, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of shares of Common Stock equal to (a) the number of shares of Common Stock that would give rise to a reporting or registration obligation or other requirement (including obtaining prior approval by a state or federal regulator) of a Borrower Person under Applicable Laws, and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Lender or any contract or agreement to which Lender is a party, in each case minus (b) 1% of the number of shares of Common Stock outstanding on the date of determination, in each case as determined by Borrower in its sole discretion (each of clauses (i) to (iv) above, an “Ownership Limitation”), and if the Loan breaches any Ownership Limitation, the Loan shall be void and have no effect to the extent (but only to the extent) of such breach. If any delivery owed to Borrower hereunder is not made, in whole or in part, as a result of an Ownership Limitation, Lender’s obligation to make such delivery shall not be extinguished and Lender shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, Borrower gives notice to Lender that such delivery would not result in any Ownership Limitation being breached. If, notwithstanding the foregoing, any delivery of Common Stock is erroneously made to Borrower or Borrower otherwise receives or is deemed to have received Common Stock in excess of the foregoing limitation contrary to the first sentence of this clause (c), such Common Stock shall remain the property of Lender and Borrower shall be deemed to hold the same as bailee of Lender and shall have no voting, dispositive control or pecuniary interest with respect thereto.

     (d) Lender shall transfer to Borrower a number of shares of Common Stock equal to the number of Loaned Shares specified in the Borrowing Notice on or before the time and date specified in the Borrowing Notice for the commencement of the Loan in the manner set forth under Section 11 below.
     Section 3. Loan Fee. Borrower agrees to pay Lender a single loan fee per Loan (a “Loan Fee”) equal to $0.01 per Loaned Share. The Loan Fee shall be paid by Borrower on or before the time of transfer of the Loaned Shares pursuant to Section 2(d) on a delivery-versus-payment basis through the facilities of the Clearing Organization. In addition to all other consideration provided pursuant to this Agreement or otherwise, Lender agrees that the Loan Fee will constitute consideration for the issuance of the Loaned Shares to be issued by Lender.
     Section 4. Loan Terminations.
     (a) Borrower may terminate all or any portion of the Loan on any Business Day by giving written notice thereof to Lender and transferring the corresponding number of Loaned Shares to Lender (with an amount of cash determined by Borrower in its reasonable discretion in lieu of fractional Loaned Shares), without any consideration being payable in respect thereof by Lender to Borrower.
     (b) Subject to Section 10, the Loan shall terminate on the date this Agreement terminates pursuant to Section 13 (the “Facility Termination Date”) and all outstanding Loaned Shares shall be delivered by Borrower to Lender (with an amount of cash determined by Borrower in its reasonable discretion in lieu of fractional Loaned Shares), without any consideration being payable in respect thereof by Lender to Borrower, no later than the fifth Business Day following the Facility Termination Date.
     (c) Subject to Section 10, if the Loan or any portion thereof is terminated upon the occurrence of a Default as set forth in Section 9, the Loaned Shares shall be delivered by Borrower to Lender, without any consideration being payable in respect thereof by Lender to Borrower, no later than the third Business Day following the termination date of such Loan, as provided in Section 9.
     (d) If, pursuant to a Merger Event, the Common Stock is changed, reclassified, exchanged for, or converted into, Reference Property, then:
     (i) if such Reference Property consists entirely of cash, the Loan shall terminate on the date of effectiveness of any such change, reclassification, exchange or conversion and Borrower shall, on or prior to the fifth Business Day following such effective date, pay, in full satisfaction of any obligation to return Loaned Shares hereunder, cash in an amount equal to the product of (A) the number of Loaned Shares outstanding immediately prior to such effective date and (B) the amount of cash per share of Common Stock received by holders of Common Stock in such event; and
     (ii) if such Reference Property consists of both cash and securities or other property, (A) the Loan shall not terminate as a result of any such event, (B) the amount of Loaned Shares shall be adjusted as set forth in the definition thereof, and (C) Borrower shall, on the fifth Business Day following the effective date of any such exchange or conversion, pay cash in an amount equal to the product of (1) the number of Loaned Shares outstanding immediately prior to such effective date (without, for the avoidance of doubt, giving effect to any adjustment) and (2) the amount of cash per share of Common Stock received by holders of Common Stock in such event.
     (e) For the avoidance of doubt, Borrower may deliver shares of Common Stock that are subject to restrictions under the Securities Act to Lender in respect of any part of its obligation to return Loaned Shares hereunder.
     Section 5. Distributions.
     (a) If (i) Lender pays a cash dividend or makes a cash distribution in respect of all of its outstanding Common Stock, and (ii) as of the record date for such cash dividend or distribution the Loan or any portion thereof remains outstanding, Borrower shall pay to Lender, within three Business Days after the payment of such dividend or distribution, an amount in cash equal to the product of (x) the amount per share of such dividend or distribution and (y) the number of Loaned Shares outstanding as of the record date of such dividend or distribution.
     (b) If at any time when the Loan or any portion thereof is outstanding under this Agreement, Lender makes a distribution in respect of all of its outstanding Common Stock (other than a distribution upon liquidation or a reorganization in bankruptcy) in property or securities, including any options, warrants, rights or privileges in respect of securities and including any distribution of Common Stock (a “Non—Cash Distribution”), then as of the date such Non-Cash Distribution is paid, such Non-Cash Distribution shall be deemed to be included in the Loan and each “Loaned Share” shall be deemed to include the per share of Common Stock kind and amount of such Non-Cash Distribution; provided that in lieu of the Non-Cash Distribution being included in the Loan and the Loaned Shares, Borrower may deliver to Lender, within three business days after the payment of such Non-Cash Distribution, the market value of the product of (x) the amount per share of Common Stock of such Non-Cash Distribution and (y) the number of Loaned Shares outstanding as of the record date of such Non-Cash Distribution, as determined by the Borrower in accordance with market practice for the property or securities constituting the Non-Cash Distribution; provided further that if Borrower returns any Loaned Shares to Lender following a record date for such a Non-Cash Distribution but prior to the payment of such Non-Cash Distribution, Borrower shall deliver to Lender, at Borrower’s election, either (A) an amount of such Non-Cash Distribution equal to the product of (x) the amount per share of Common Stock of such Non-Cash Distribution and (y) the number of Loaned Shares so returned or (B) the market value of the property and securities described in clause (A) as determined by Borrower in accordance with market practice for the property or securities constituting the Non-Cash Distribution, in either case within three Business Days after the payment of such Non-Cash Distribution.
     Section 6. Rights in Respect of Loaned Shares. Subject to the terms of this Agreement, and except as otherwise agreed by Borrower and Lender, Borrower, insofar as it is the record owner of Loaned Shares, shall have all of the incidents of ownership in respect of any such Loaned Shares until such Loaned Shares are required to be delivered to Lender in accordance with the terms of this Agreement, including the right to transfer the Loaned Shares to others with all such incidents of ownership. Borrower agrees that it or any of its affiliates that are the record or beneficial owner of any Loaned Shares (x) held by Borrower or any of its affiliates prior to any sale thereof under a registration statement by Borrower or its affiliate or (y) held by Borrower or its affiliate specifically for the purpose of hedging this Agreement and facilitating the hedging of an investment in Convertible Notes by holders thereof as determined by Borrower in its sole discretion (other than, for the avoidance of doubt, any Common Stock that is held in the account of, and beneficially owned by, any unaffiliated third party, where such third party has the power to direct the vote of such Common Stock), will not vote or provide any consent or take any similar action with respect to such Loaned Shares on any matter submitted to a vote of Lender’s stockholders during the term of the Loan.
     Section 7. Representations and Warranties.
     (a) Each of Borrower and Lender represents and warrants to the other that as of the date hereof:
     (i) it has full power to execute and deliver this Agreement, to enter into the Loan contemplated hereby and to perform its obligations hereunder;
     (ii) it has taken all necessary action to authorize such execution, delivery and performance;
     (iii) this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto;
     (iv) the execution, delivery and performance of this Agreement does not and will not violate, contravene, or constitute a default under, (A) its certificate of incorporation, bylaws or other governing documents, (B) any laws, rules or regulations of any governmental authority to which it is subject, (C) any contracts, agreements or instrument to which it is a party or (D) any judgment, injunction, order or decree by which it is bound, except, in the case of each of clauses (B), (C) and (D), for any such violation, contravention or default that would not reasonably be expected to (I) have a material adverse effect on the financial condition, business, properties or results of operations of Lender and its subsidiaries, or Borrower and its affiliates, as applicable, taken as a whole or (II) materially impair Borrower’s or Lender’s, as applicable, ability to perform its obligations under this Agreement; and
     (v) this Agreement is not unsuitable for it in the light of such party’s financial situation, investment objectives and needs and it is entering into this Agreement in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other.
     (b) Lender represents and warrants to Borrower, as of the date hereof, and as of the date the Loaned Shares are transferred to Borrower pursuant to Section 2(d) hereof, and agrees with Borrower, that:
     (i) The Loaned Shares and all other outstanding shares of Common Stock of Lender have been duly authorized and, upon the issuance and delivery of the Loaned Shares to Borrower in accordance with the terms and conditions hereof, and subject to the contemporaneous or prior receipt of the applicable Loan Fee by Lender, the Loaned Shares will be duly authorized, validly issued, fully paid non-assessable shares of Common Stock; and the stockholders of Lender have no preemptive rights with respect to the Loaned Shares.
     (ii) Lender acknowledges that Borrower is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Agreement or transactions contemplated hereby under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.
     (iii) To Lender’s knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Common Stock (excluding banking laws, rules, regulations or regulatory orders and any other law, rule, regulation or regulatory order that is applicable to Borrower due to the nature of Borrower’s business) in any jurisdiction in which Lender or any subsidiary thereof is organized, conducts business, operates or is licensed on the date hereof would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) solely as a result of Borrower or its affiliates owning or holding (however defined) shares of Common Stock.
     (iv) It is entering into the Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws.
     (c) Lender represents and warrants to Borrower, as of the date hereof and as of the date the Loaned Shares are transferred to Borrower pursuant to Section 2(d) hereof, that the outstanding shares of Common Stock are listed on The NASDAQ Global Market (the “NASDAQ”) and, as of the date any Loaned Shares are transferred to Borrower pursuant to Section 2(d) hereof, (1) a listing application for the Loaned Shares shall have been submitted to NASDAQ and (2) NASDAQ shall not have rejected such application.
     (d) Borrower and Lender agree that the Loan shall be accounted for, as of the date of this Agreement (and, for the avoidance of doubt, without giving effect to any change in generally accepted accounting principles, or the application thereof, that is made after the date of this Agreement and that applies to Lender retroactively), as a single transaction under EITF 09-01, not representing the repurchase of shares of Common Stock or another equivalent transaction but rather, consistent with the intent of the parties, representing a loan of shares of Common Stock by Lender to Borrower.
     (e) The representations and warranties of Borrower and Lender under this Section 7 shall remain in full force and effect at all times during the term of this Agreement and shall survive the termination of this Agreement for any reason.
     Section 8. Covenants.
     (a) Borrower covenants and agrees with Lender that it will not transfer or dispose of any Loaned Shares transferred to Borrower by Lender hereunder of which it is the record owner except pursuant to a registration statement that is effective under the Securities Act; provided that Borrower may transfer any such Loaned Shares to any of its affiliates without a registration statement so long as such affiliate transferee does not transfer or dispose of such Loaned Shares to any non-affiliated transferee except pursuant to a registration statement that is effective under the Securities Act.

     (b) Lender agrees and acknowledges that Borrower has represented to Lender that Borrower is a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Agreement is intended to be a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “settlement payment,” or “margin payment,” as such terms are defined in Section 741(8) and Section 741(5) of the Bankruptcy Code, and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that Borrower is intended to be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 546(e) and 555 of the Bankruptcy Code.
     (c) Lender covenants and agrees that, at least ten days prior to effecting any repurchase of shares of Common Stock, Lender shall give Borrower a written notice of the estimated number of its outstanding shares of Common Stock after giving effect to such repurchase (a “Repurchase Notice”) if, following such repurchase, the Outstanding Borrow Percentage, as determined on the day of such repurchase after giving effect thereto, shall have increased by more than 0.5% since the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, the number of outstanding shares of Common Stock as of the date hereof). The “Outstanding Borrow Percentage” as of any day is the fraction (A) the numerator of which is the number of Loaned Shares outstanding on such day and (B) the denominator of which is the number of shares of Common Stock outstanding on such day, including such Loaned Shares.
     (d) Lender covenants and agrees that, unless otherwise agreed to by Borrower in writing, Lender shall not, and shall not permit any of its direct or indirect subsidiaries, or any entity or person controlled by Lender, to, directly or indirectly, purchase shares of Common Stock if, after giving effect to such purchase, the number of outstanding Loaned Shares shall be in excess of 9.0% of the number of outstanding shares of Common Stock at such time.
     (e) Borrower covenants and agrees that it shall not, and shall not permit any of its direct or indirect subsidiaries to, directly or indirectly acquire record or beneficial ownership of shares of Common Stock (other than the Loaned Shares) if, as a result of such acquisition, it or any of its affiliates would become a beneficial owner of 9.0% or more of the number of outstanding shares of Common Stock at such time.
     (f) Lender covenants and agrees that, on the date hereof, Lender shall provide to Borrower a properly executed Internal Revenue Service Form W-9.
     (g) Borrower covenants and agrees with Lender that, insofar as Borrower or any of its affiliates is the record owner of any Loaned Shares, such Loaned Shares shall be used for the purpose of (x) directly or indirectly facilitating the sale of the Convertible Notes and hedging activities (including short sales of Loaned Shares or entry into cash-settled swap agreements with regard to the Common Stock) (all such facilitation and hedging activities, the “Hedging Activities”) relating to the Convertible Notes by the holders thereof or (y) performing Borrower’s obligations under this Agreement during any Scheduled Unwind Period.
     (h) Lender covenants and agrees with Borrower that it shall have no interest whatsoever in any of the proceeds that Borrower or its affiliates may receive in connection with the Hedging Activities and that Borrower or its affiliates shall be entitled to all such proceeds, if any.
     (i) Lender covenants and agrees that upon the occurrence of any event described in clause (a) — (d) in the definition of “Common Stock” that results in right of holders of Common Stock to receive more than one type of consideration based upon any form of stockholder election, Lender shall notify Borrower promptly (but in any case prior to the effective date of such event) of the weighted average of the types and amounts of Reference Property received by the holders of the Common Stock that affirmatively make such an election.
     Section 9. Events of Default.
     (a) The Loan may, at the option of Lender by a written notice to Borrower, be terminated (i) immediately upon the occurrence of any of the events set forth in Section 9(a)(iii) or Section 9(a)(iv) below and (ii) two Business Days following such notice upon the occurrence of any of the other events set forth below (each, a “Borrower Default”):
     (i) Borrower fails to deliver Loaned Shares to Lender as required by Section 4, subject to Section 10;
     (ii) Borrower fails to deliver or pay to Lender when due any cash, securities or other property as required by Section 5;
     (iii) the filing by or on behalf of Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, receivership, compromise, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency, winding-up or liquidation or similar act or law, of any state, federal or other applicable foreign jurisdictions, now or hereafter existing (“Bankruptcy Law”), or any action by Borrower for, or consent or acquiescence to, the appointment of a receiver trustee, conservatory, custodian or similar official of Borrower, or of all or a substantial part of its property; or the making by Borrower of a general assignment for the benefit of creditors; or the admission by Borrower in writing of its inability to pay its debts as they become due;
     (iv) the filing of any involuntary petition against Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over Borrower or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Borrower or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower; and continuance of any such event for 15 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged;
     (v) Borrower fails to provide any indemnity as required by Section 12;
     (vi) Borrower notifies Lender of its inability to or intention not to perform Borrower’s obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or
     (vii) any representation made by Borrower under this Agreement in connection with the Loan hereunder shall be incorrect or untrue in any material respect during the term of the Loan or Borrower fails to comply in any material respect with any of its covenants under this Agreement.
     (b) The Loan may, at the option of Borrower by a written notice to Lender, be terminated two Business Days following such notice by Borrower upon the occurrence of any of the events set forth below (each, a “Lender Default”):
     (i) the filing by or on behalf of Lender of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by Lender for, or consent or acquiescence to, the appointment of a receiver, trustee, custodian or similar official of Lender, or of all or a substantial part of its property; or the making by Lender of a general assignment for the benefit of creditors; or the admission by Lender in writing of its inability to pay its debts as they become due; or
     (ii) the filing of any involuntary petition against Lender in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable federal or state law or law of any other applicable foreign jurisdictions; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over Lender or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Lender or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Lender; and continuance of any such event for 45 consecutive calendar days unless dismissed, bonded to the satisfaction of the court having jurisdiction in the premises or discharged.
     Section 10. Borrower’s Right to Extend; Lender’s Remedies.
     (a) Except to the extent a Loan is terminated pursuant to Section 9 as a result of a Borrower Default, Borrower may, following the termination of any portion of the Loan pursuant to Section 4, delay the date on which the related Loaned Shares are due to Lender (the “Settlement Due Date” as so delayed to the extent applicable), with respect to some or all of such Loaned Shares, if Borrower determines in good faith upon the advice of counsel that such extension is necessary or appropriate to enable Borrower or any of its affiliates to effect purchases of Common Stock to deliver to Lender pursuant to this Agreement in a manner that (x) is, or would be, in compliance with legal and regulatory requirements (i) applicable to Borrower or such affiliates in purchasing such shares of Common Stock or (ii) if Borrower were deemed to be Lender or an affiliated purchaser of Lender, that would be applicable to Lender in purchasing such shares of Common Stock and (y) shall not be commercially impracticable, in the reasonable judgment of Borrower, in the time period required by Section 4.
     (b) If, upon the termination of any Loan pursuant to Section 4 and the purchase of Common Stock in an amount equal to all or any portion of the Loaned Shares to be delivered to Lender by Borrower in accordance with Section 4 of this Agreement (i) shall be prohibited by any law, rules or regulation of any governmental authority to which it is or would be subject, (ii) shall violate, or would upon such purchase likely violate, any order or prohibition of any court, tribunal or other governmental authority, (iii) shall require the prior consent of any court, tribunal or governmental authority prior to any such repurchase or (iv) would subject Borrower, in the commercially reasonable judgment of Borrower, to any liability or potential liability under any applicable federal securities laws (including, without limitation, Section 16 of the Exchange Act or applicable banking regulations) (each of (i), (ii), (iii) and (iv), a “Legal Obstacle”), then, in each case, Borrower shall immediately notify Lender of the Legal Obstacle and the basis therefor, whereupon such Borrower’s obligations under Section 4 shall be suspended until such time as no Legal Obstacle with respect to such obligations shall exist (a “Repayment Suspension”). Following the occurrence of and during the continuation of any Repayment Suspension, Borrower shall use its reasonable best efforts to remove or cure the Legal

Obstacle as soon as practicable and to deliver to Lender any Loaned Shares it actually acquires; provided that Lender shall promptly reimburse all costs and expenses (including legal counsel to Borrower) incurred or, at Borrower’s election, provide reasonably adequate surety or guarantee for any such costs and expenses that may be incurred by Borrower, in each case in removing or curing such Legal Obstacle.
     (c) If Borrower is unable to remove or cure any Legal Obstacle within 10 Business Days, Lender may elect to require Borrower, upon five Business Days’ advance written notice, to pay to Lender in lieu of the delivery of Loaned Shares otherwise required to be delivered, an amount in immediately available funds (the “Replacement Cash”) equal to the product of (A) the average of the Relevant Prices over the 40 consecutive Business Day period immediately preceding the termination date of the Loan and (B) the number of Loaned Shares otherwise required to be delivered that Borrower failed to deliver; provided that if any Business Day in the 40 consecutive Business Day averaging period described in clause (A) above is a Disrupted Day in full or in part, (x) such averaging period shall be extended by one Business Day for each such Disrupted Day, and (y) the Borrower shall calculate the amount of Replacement Cash according to an appropriately weighted average of the Relevant Prices over such averaging period (as extended).
     (d) If Borrower shall fail to deliver to Lender on the Settlement Due Date the applicable Loaned Shares relating to any portion of the Loan that has been terminated under Section 4 and Borrower is unable to remove or cure any Legal Obstacle within 10 Business Days or Borrower shall fail to pay the Replacement Cash to Lender in accordance with Section 10(c) above (to the extent Borrower is required to pay Replacement Cash), then, in either case, Lender shall have the right (upon prior written notice to Borrower) to purchase a like number of shares of Common Stock (and, Non-Cash Distributions, if applicable pursuant to Section 5(b)) (“Replacement Shares”) in the principal market for such securities in a commercially reasonable manner (and Lender shall promptly notify Borrower of the aggregate purchase price of the Replacement Shares upon the exercise of such right). To the extent Lender shall exercise such right, Borrower’s obligation to return a like amount of Loaned Shares or to pay the Replacement Cash, as applicable, shall terminate and Borrower shall be liable to Lender for the purchase price of such Replacement Shares (plus all other amounts, if any, due to Lender hereunder), all of which shall be due and payable within three Business Days of notice to Borrower by Lender of the aggregate purchase price of the Replacement Shares. The purchase price of Replacement Shares purchased under this Section 10 shall include broker’s fees and commissions and all other reasonable costs, fees and expenses related to such purchase and sale.

     Section 11. Transfers of Common Stock.
     (a) The transfer of Loaned Shares to Borrower hereunder shall be made by the crediting by a Clearing Organization of such Loaned Shares to Borrower’s “securities account” (within the meaning of Section 8-501 of the UCC) maintained with such Clearing Organization. All transfers of Loaned Shares to Lender hereunder shall be made by the crediting of such Loaned Shares to Lender’s Designated Account (whereupon, for the avoidance of doubt, such Loaned Shares credited to Lender’s Designated Account shall become the property of Lender, and Borrower shall have no voting, dispositive control or pecuniary interest with respect thereto). In every transfer of “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) hereunder, the transferor shall take all steps necessary (i) to effect a delivery of such financial assets to the transferee under Section 8-301 of the UCC, or to cause the creation of a security entitlement in favor of the transferee in such financial assets under Section 8-501 of the UCC, (ii) to enable the transferee to obtain “control” (within the meaning of Section 8-106 of the UCC), and (iii) to provide the transferee with comparable rights under any similar law or regulation of any other jurisdiction that is applicable to such transfer.
     (b) Except as otherwise provided herein, all transfers of cash hereunder to Borrower or Lender shall be by wire transfer in immediately available, freely transferable funds.
     (c) A transfer of securities or cash may be effected under this Section 11 on any Business Day except (i) a Business Day on which the transferee is closed for business at its address set forth in Section 17 or (ii) a Business Day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer. Any transfer not effected because of this clause (c) shall be made on the next following Business Day on which such transfer may be made.
     Section 12. Indemnities.
     (a) Lender hereby agrees to indemnify and hold harmless Borrower and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses (including, without limitation, any losses relating to Borrower’s market activities as a consequence of becoming, or of the risk of becoming, subject to Section 16(b) of the Exchange Act, including, without limitation, any forbearance from market activities or cessation of market activities and any losses in connection therewith) incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with, (i) any breach by Lender of any of its representations or warranties contained in Section 7 or (ii) any breach by Lender of any of its covenants or agreements in this Agreement (including, without limitation, Section 8(c)).

     (b) Borrower hereby agrees to indemnify and hold harmless Lender and its affiliates and its former, present and future directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses incurred or suffered by any such person or entity directly or indirectly arising from, by reason of, or in connection with (i) any breach by Borrower of any of its representations or warranties contained in Section 7 or (ii) any breach by Borrower of any of its covenants or agreements in this Agreement.
     (c) In case any claim or litigation which might give rise to any obligation of a party under this Section 12 (each an “Indemnifying Party”) shall come to the attention of the party seeking indemnification hereunder (the “Indemnified Party”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of the existence and amount thereof; provided that the failure of the Indemnified Party to give such notice shall not adversely affect the right of the Indemnified Party to indemnification under this Agreement, except to the extent the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party shall promptly notify the Indemnified Party in writing if it accepts such claim or litigation as being within its indemnification obligations under this Section 12. Such response shall be delivered no later than 30 days after the initial notification from the Indemnified Party; provided that, if the Indemnifying Party reasonably cannot respond to such notice within 30 days, the Indemnifying Party shall respond to the Indemnified Party as soon thereafter as reasonably possible.
     (d) An Indemnifying Party shall be entitled to participate in and, if (i) in the good faith judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claim or litigation, the Indemnifying Party shall be entitled to direct the defense of any claim at its expense, but such defense shall be conducted by legal counsel reasonably satisfactory to the Indemnified Party. An Indemnified Party shall not make any settlement of any claim or litigation under this Section 12 without the written consent of the Indemnifying Party.
     Section 13. Termination of Agreement.
     (a) This Agreement shall terminate upon the earliest of (i) the 45th Business Day following the date as of which the entire principal amount of Convertible Notes ceases to be outstanding and Lender has settled all payments or deliveries in respect of such Convertible Notes, whether as a result of conversion, redemption, repurchase, cancellation, at maturity or otherwise, subject to Section 10, (ii) the written agreement of Lender and Borrower to so terminate, (iii) August 24, 2010 (or such later date as Borrower and Lender shall have agreed which in no event shall be later than September 7, 2010) (August 24, 2010 or such later date being the “Early Unwind Date”) if the initial offering of the Convertible

Notes has not closed prior to such Early Unwind Date pursuant to the terms of the underwriting agreement relating to the Convertible Notes, (iv) the occurrence of a Borrower Default, at the option of Lender, as set forth in Section 9(a) and (v) the occurrence of a Lender Default, at the option of Borrower, as set forth in Section 9(b).
     (b) Unless otherwise agreed in writing by Borrower and Lender, the provisions of Section 12 shall survive the termination of this Agreement.
     Section 14. Delegation. Neither party shall delegate its obligations under this Agreement without the prior written consent of the other party, and any attempt to delegate obligations arising under this Agreement without such consent shall be void; provided that notwithstanding the foregoing and anything to the contrary herein, Borrower may designate any person to deliver or receive Loaned Shares or cash to or from Lender when deliverable in accordance with this Agreement and to otherwise perform Borrower’s obligations in respect of this Agreement and any such designee may assume such obligations. Borrower shall only be discharged of its obligations to Lender to the extent of any such delivery or performance.
     Section 15. Transfer and Assignment of the Agreement. Neither party shall transfer or assign its rights or obligations under this Agreement without the prior written consent of the other party, and any attempt to transfer or assign any rights or obligations arising under this Agreement without such consent shall be void; provided that notwithstanding the foregoing and anything to the contrary herein, Borrower shall have the right to assign its rights and obligations under this Agreement to any of Borrower’s affiliates or any other person of equal or better credit rating as Borrower, or guaranteed by Borrower or an entity with equal or better credit rating as Borrower.
     Section 16. Communications; Hedging. Lender acknowledges and agrees that (A) any purchases or sales made by Borrower in respect of the Agreement shall be made in Borrower’s sole judgment and for Borrower’s own account and (B) Lender does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such purchases or sales, including, without limitation, the price paid or received per share pursuant to such transactions whether such transactions are made on any securities exchange or privately. In addition, Lender shall not communicate any material non-public information relating either to Lender or the Common Stock to any employee of Borrower or its affiliates if Lender knows, or Borrower has notified Lender, that such employee is involved in hedging Borrower’s market and price risk with respect to the Agreement until the fifth Business Day following the termination of the Agreement.

     Section 17. Notices.
     (a) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when received.
     (b) All such notices and other communications shall be directed to the following address:
(i)	If to Borrower to:

Bank of America, N.A. 9 West 57th Street New York, NY 10019 Attention: John Servidio

(ii)	If to Lender to:

MannKind Corporation 28903 North Avenue Paine Valencia, California 91355 Attn: David Thomson Telephone: (661) 775-5350 Facsimile: (661) 755-2086
     (c) In the case of any party, at such other address as may be designated by written notice to the other parties.
     Section 18. Governing Law; Submission To Jurisdiction; Severability.
     (a) This Agreement, and each claim, controversy or dispute arising hereunder or relating hereto, shall be governed by and construed in accordance with the laws of the State of New York, but excluding any choice of law provisions that would require the application of the laws of a jurisdiction other than New York.
     (b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY

RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.
     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     (d) To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.
     Section 19. Counterparts. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same agreement.
     Section 20. Amendments. No amendment or modification in respect of this Agreement shall be effective unless it shall be in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Share Lending Agreement as of the date and year first above written.

MANNKIND CORPORATION			BANK OF AMERICA, N.A.
as Lender			as Borrower

By:	/s/ Matthew J. Pfeffer		By:	/s/ Charles J. Neslen

	Name:	Matthew J. Pfeffer		Name:	Charles J. Nelsen
	Title:	Chief Financial Officer		Title:	Director

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